Exhibit 10.4


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made on the 21st day of January, 1997, by and between Sprint Spectrum L.P. ("Employer") and Charles E. Levine ("Executive").


                                                        WITNESSETH:


     WHEREAS, Employer and its affiliates are engaged in the telecommunications business;


     WHEREAS, Executive has expertise, experience and capability in the business of employer and the telecommunications business in general;

     WHEREAS, Employer desires to enter into this Agreement to provide severance and other benefits for Executive and obtain Executive's agreements regarding confidentiality and post-employment restrictive covenants for Employer; and


     WHEREAS, Executive is willing to provide such agreements to Employer.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration are mutually acknowledged by the parties, it is hereby agreed as follows:


                                   1. RECITALS


         The recitals set forth above constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Those recitals are made a part of the covenants of this Agreement, and this Agreement shall be construed in light thereof.


                         2. DUTIES AND RESPONSIBILITIES


         The  position  is Chief  Marketing  Officer  and  reports  to the Chief
Executive Officer, Sprint PCS. The duties and responsibilities of Executive shall be of an executive nature as shall be required by Employer in the conduct of its business. Executive's powers and authority shall include such duties and responsibilities as from time to time may be assigned to him. Executive recognizes that during his employment under this Agreement, he owes an undivided duty of loyalty to Employer, and agrees to devote his entire business time and attention to the performance of his duties and responsibilities and to use his best efforts to promote and develop the business of Employer.


                               3. EMPLOYMENT TERM


         This  Agreement  shall become  effective  as of January 27,  1997,  and
continue  until  Executive's   employment  is  terminated  by  either  party  in
accordance with Sections 5, 6, 7 or 8 of this Agreement.


                          4. COMPENSATION AND BENEFITS


         4.1. Executive shall be entitled to receive a base salary in the amount of Three Hundred Thousand Dollars ($300,000.00) per year ("Base Salary"), payable in accordance with Employer's normal payroll procedures in effect from time to time. Employer may increase or decrease Executive's Base Salary from time to time, subject to the provisions of this Agreement.


         4.2. Executive shall be entitled to participate in such long-term and short-term incentive compensation, life, health, medical, dental, disability, pension, savings, and retirement plans and other similar executive compensation and employee benefit plans which may be in effect from time to time and in which other officers of Employer having comparable responsibilities are entitled to participate. Executive's participation in such plans shall be in accordance with the terms of those plans in effect from time to time. Nothing contained in this subsection shall be construed to require Employer to establish, or shall preclude Employer, in its absolute discretion, from changing or amending, in whole or in part, or revoking, any executive compensation or employee benefit plan.


         4.3. Executive shall be reimbursed for reasonable expenses incurred on behalf of Employer and accounted for in accordance with the policies and procedures of Employer in effect from time to time.


         4.4. Executive shall be entitled to paid hours in an amount equivalent to that provided to employees with fifteen (15) years of service as recognized by Employer's Time Pool Policy or similar practice in effect from time to time.


                5. TERMINATION BY EMPLOYER; SPECIAL COMPENSATION


         At any time, Employer may terminate Executive's employment for any reason. If Executive's termination by Employer is other than pursuant to Section 6, Executive shall, subject to the other provisions of this Section 5, be entitled to the following Special Compensation (as that term is defined in this Section 5 in lieu of any benefits available under any and all Employer separation plans or policies, except as noted in Section 17. If Executive is terminated pursuant to this Section 5, Executive's obligations under Section 11, 12, 13 and 14 hereof shall continue.


         For purposes of this Agreement,  "Special  Compensation"  shall entitle
Executive:


         5.1. to continue to receive for a period of eighteen (18) months from the date of termination (the "Severance Period"), bi-weekly compensation at the rate equal to the amount of his bi-weekly base salary in effect at the date of termination of employment paid according to Employer's payroll practices;


         5.2. to receive a bonus, based on actual performance results, up to the target amount, under any short-term incentive plan maintained by Employer throughout the Severance Period in which Executive participated prior to the termination of his employment, provided that the amount, if any, payable under such plan for the award period including the last day of the Severance Period shall be prorated based upon the number of months of the Severance Period that fall within the award period and the total number of months in such award period;


         5.3. to receive any vested award under any long-term incentive plan in which Executive participated prior to the termination of his employment, based on the Executive's last day worked, exclusive of any Severance Period, determined in accordance with the terms of said Plan;


         5.4. to continue to receive throughout the Severance Period any life, health, medical, dental, and qualified or non-qualified retirement benefits which the Executive was receiving or was entitled to receive at the time of termination of his employment, except that any long-term disability and short-term disability benefits cease on the last day worked; and


         5.5. to receive outplacement counseling by a firm selected by Employer to continue for the duration of the Severance Period or until Executive becomes employed on a full-time basis, whichever is earlier.


         Employer shall pay, or cause to be paid, the amounts payable under paragraph (a) above in equal installments, bi-weekly or otherwise according to Employer's existing pay practices, and the amount payable under paragraphs 5.2 and 5.3 in accordance with the terms of those plans, if any. All payments pursuant to this Section shall be subject to applicable income tax, unemployment insurance and social security withholdings and other deductions required by law.


         In addition to the Special Compensation described above, Executive shall also be entitled to pay for any Time Pool hours accrued by Executive in the calendar year of termination but not taken at the time of termination.


         In the event Executive becomes employed full-time during the Severance Period, Executive's entitlement to continuation of the benefits described in paragraph 5.4 shall immediately cease; however, Executive shall retain any rights to continue medical insurance coverage (including dental) under the COBRA continuation provisions of the group medical insurance plan by paying the applicable premium therefore.


         The payments and benefits provided for in this Section shall be in addition to all other sums then payable and owing to Executive hereunder and, except as expressly provided herein, shall not be subject to reduction for any amounts received by Executive for employment or services provided after termination of employment hereunder, and shall be in full settlement and satisfaction of all of Executive's claims and demands.


         In all events, Executive's right to receive severance and/or other benefits pursuant to this Section shall cease immediately in the event (a) Executive is re-employed by Employer, (b) Executive is employed by any person, firm, corporation or other entity that has an ownership interest in Employer, or any of their affiliates, (c) Executive breaches his Confidential Information covenant (as defined in Section 11 hereof), or (d) Executive breaches Sections 12, 13 or 14 hereof. In all cases, Employer's rights under Section 15 shall continue.


          6. VOLUNTARY RESIGNATION BY EXECUTIVE; TERMINATION FOR CAUSE;
                                TOTAL DISABILITY


         Upon termination of Executive's employment by Voluntary Resignation, Termination for Cause (as those terms are defined in this Section 6, or Total Disability, as that term is defined in Employer's Long-Term Disability Plan, Executive shall have no right to compensation, severance pay or other benefits described in this Agreement following the termination of his employment, but Executive's obligations under Sections 11, 12, 13 and 14 hereof shall continue.


         6.1.      Voluntary Resignation by Executive


         At any time, Executive has the right, by written notice to Employer, to terminate his services hereunder ("Voluntary Resignation"), effective as of thirty (30) days after such notice.


         6.2.      Termination for Cause by Employer


         At any time, Employer has the right to terminate Executive's employment for cause. Termination upon the occurrence of any of the following shall be deemed termination for cause ("Termination for Cause"):


               6.2.1. Conduct by the Executive which reflects adversely on the Executive's honesty, trustworthiness or fitness as an Executive; or

               6.2.2. Executive's willful engagement in conduct which is demonstrably and materially injurious to the Employer.


         Termination for failure to meet performance expectations, unless willful, continuing and substantial, shall not be deemed a Termination for Cause. For Termination for Cause, written notice of the termination of Executive's employment by Employer shall be served upon Executive and shall be effective as of the date of such service. Such notice given by Employer shall specify the act or acts of Executive underlying such termination.


         6.3.      Total Disability


         Upon the Total Disability of the Executive, as that term is defined in Employer's Long-Term Disability Plan, Executive shall have no right to compensation or severance pay described in this Agreement, but shall be entitled to long-term disability and other such benefits afforded under Employer's applicable policies and plans.


                 7. RESIGNATION FOLLOWING CONSTRUCTIVE DISCHARGE


         If at any time,  except in connection  with a  termination  pursuant to
Section 5 or 6, Executive is Constructively Discharged (as that term is defined in this Section 7), then Executive shall have the right, by written notice to Employer within sixty (60) days of the event causing him to be Constructively Discharged, to terminate his services hereunder, effective as of thirty (30) days after such notice. Executive shall in such event be entitled to the compensation and benefits as if such employment were terminated pursuant to
Section 5 of this Agreement. If Executive terminates his employment pursuant to this Section 7, Executive's obligations under Sections 11, 12, 13 and 14 shall continue.


         For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of either of the following events:


         7.1. Executive is removed from his position with Employer other than as a result of Executive's appointment to positions of equal or superior scope and responsibility; or


         7.2. Executive's targeted total compensation is reduced by more than ten percent (10%) (other than across-the-board reductions similarly affecting all executives of Employer having comparable responsibilities).


                         8. EFFECT OF CHANGE IN CONTROL


         In the event that within one (1) year of a Change in Control (as that term is defined in this Section 8, Executive's employment is terminated:


         8.1.      by Employer other than pursuant to Section 6,


         8.2.      by Executive pursuant to Section 7 hereof,


         8.3. by Executive if Executive is required to be based anywhere other than his location at the time or the Kansas City metropolitan area, except for required travel on business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change in Control, then Executive shall be entitled to the Special Compensation described in Section 5 and shall be bound by Sections 11, 13 and 14, but shall not have any continuing obligations under Section 12 except as otherwise required by common law or statute.


         For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if any natural person, corporation, trust, partnership, limited liability company or other entity (a "Person"), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Employer or any of its affiliates, or (ii) the current partners of Employer or any Person that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership of control with, the current partners of Employer, is or becomes the owner, directly or indirectly, of fifty percent (50%) or more of the outstanding partnership interests in Employer.


                              9. DISPUTE RESOLUTION


         All disputes arising under this Agreement, other than those disputes relating to Executive's alleged violations of Sections 11, 12, 13 and 14 herein, shall be submitted to arbitration by the American Arbitration Association in Kansas City, Missouri. Costs of arbitration shall be borne equally by the parties. The decision of the arbitrators shall be final and binding on both parties, and there shall be no appeal from any award rendered. Any award rendered may be entered as a judgment in any court of competent jurisdiction. In any judicial enforcement proceeding, the losing party shall reimburse the prevailing party for its reasonable costs and attorneys' fees for enforcing its rights under this Agreement, in addition to any damages or other relief granted. This Section 9 does not apply to any action by Employer to enforce Sections 11, 12, 13 and 14 of this Agreement and does not in any way restrict Employer's rights under Section 1 herein.


                                 10. ENFORCEMENT


         In the event Employer shall fail to pay any amounts due to Executive under this Agreement as they come due, Employer agrees to pay interest on such amounts at a rate of prime plus two percent (2%) per annum. Employer agrees that Executive shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees and costs of litigation.


                          11. CONFIDENTIAL INFORMATION


         Executive acknowledges that during the course of his employment he will learn or develop Confidential Information (as that term is defined in this Section 11). Executive further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Executive's duties on behalf of Employer, will cause Employer irreparable harm.


         For purposes of this Section, Confidential Information means trade secrets (including but not limited to technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process) and other proprietary information concerning the products, processes or services of Employer or its partners, and its or their affiliates, including but not limited to, computer programs; unpatented inventions, discoveries or improvements; marketing, manufacturing, or organizational research and development; business plans; methods of operation; sales forecasts; personnel information, including the identity of other employees of Employer, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer and supplier lists and information on customers, suppliers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information has not been made generally available to the public.


         Except as authorized in the course of his employment and in the pursuit of the business of Employer, Executive shall not, during the course of his employment, or at any time following termination of his employment for any reason, directly or indirectly, disclose, publish, communicate or use on his behalf or another's behalf, any Confidential Information of Employer.


         Executive acknowledges that Employer operates and competes nationally, and that Employer will be harmed by unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction.


                               12. NON-COMPETITION


         Executive acknowledges that use or disclosure of Confidential Information described in Section 11 is likely if Executive were to perform telecommunications functions relating to wireless services on behalf of a competitor of Employer. Therefore, Executive shall not, for eighteen (18) months following termination of employment for any reason (the "Non-Compete Period"), accept any position where Executive dedicates his time and efforts to managing, controlling, participating in, investing in, acting as a consultant or advisor to, rendering services for or otherwise assisting any person, firm, corporation or other entity in the wireless business in competition with the wireless business of Employer, anywhere in the United States of America; provided, however, that the ownership of less than a five percent (5%) interest in the securities of a corporation which are traded on a national securities exchange or quoted on NASDAQ shall not be deemed to constitute a violation hereof.


         Executive acknowledges that Employer operates and competes nationally, and that therefore this non-competition agreement appropriately is not limited to any single state or other jurisdiction.


                        13. INDUCEMENT OF OTHER EMPLOYEES


         For an eighteen (18) month period following termination of employment for any reason, Executive will not directly or indirectly solicit, induce or encourage any employee or agent of Employer to terminate his relationship with Employer.


                        14. RETURN OF EMPLOYER'S PROPERTY


         All books, records, files, notes, reports, sketches, plans, published memoranda or other documents, and any other tangible forms of information (whether stored magnetically, electronically, or otherwise, including, but not limited to, computer diskettes or compact disks), created, developed, generated or held by Executive during employment, concerning or related to Employer's business, and whether containing or relating to Confidential Information or not, are the property of Employer and will be promptly delivered by Executive to Employer upon termination of Executive's employment for any reason whatsoever. During the course of employment, Executive shall not remove any of the above property containing Confidential Information, or reproductions or copies thereof, or any apparatus from Employer's premises without authorization.


                                  15. REMEDIES


         Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 11, 12, 13 and 14 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect Employer and its legitimate and proprietary business interests and property from irreparable harm.


         Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to Employer. Therefore, Executive agrees that, in addition to any other remedies at law or in equity available to Employer for Executive's breach or threatened breach of this Agreement, Employer is entitled to specific performance or injunctive relief, without bond, against Executive to prevent such damage or breach, and the existence of any claim or cause of action Executive may have against Employer will not constitute a defense thereto. Executive further agrees to pay reasonable attorneys' fees and costs of litigation incurred by Employer in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which Employer shall prevail in whole or those reasonable fees and costs attributable to the extent that Employer prevails in part.


         In the event of a breach or a violation of any of the covenants and provisions of this Agreement, the beginning of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.


                          16. CONFIDENTIALITY AGREEMENT


         As a specific condition to Executive's right to Special Compensation or other benefits described herein, Executive agrees that he will not disclose or discuss the existence of this Agreement, the Special Compensation provided herein, or any other terms of the Agreement except: (1) to members of his immediate family; (2) to his financial advisor or attorney but then only to the extent necessary for them to assist him; (3) to a potential employer on a strictly confidential basis and then only to the extent necessary for reasonable disclosure in the course of serious negotiations for potential employment; or
(4) as required by law or to enforce legal rights.


                            17. ENTIRE UNDERSTANDING

         This Agreement constitutes the entire understanding and agreement between the parties relating to Executive's employment hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, except for the terms and provisions of the employee benefit or other compensation plans (or any agreements or awards thereunder) referred to in or contemplated by this Agreement.


                               18. BINDING EFFECT


         This Agreement shall be binding upon and inure to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees and the successors and assigns of Employer.


                             19. PARTIAL INVALIDITY


         The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is deemed by a court or arbitrator to be too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.


                             20. STRICT CONSTRUCTION


         The language used in this Agreement will be deemed to be the language chosen by Employer and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.


                                   21. WAIVER


         The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.


                                   22. NOTICES


         Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; or
(c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the following addresses or telecopy numbers:

         If to Executive:  Charles E. Levine
                           xxxxxx
                           Kansas City, Missouri  64xxx

         If to Employer:   Sprint Spectrum L.P.
                           4900 Main Street, 12th Floor
                           Kansas City, Missouri  64112
                           Attention:  Chief Executive Officer

or other such addresses or telecopy number(s) as any party may designate by written notice in the aforesaid manner.


                                23. GOVERNING LAW


         This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Kansas.


                                   24. GENDER


         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.


                                  25. HEADINGS


         The headings of the Sections of this Agreement are for reference purposes only and do not define or limit and shall not be used to interpret or construe the contents of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date above set forth.

                                          EMPLOYER:

                                          SPRINT SPECTRUM L.P.



                                          By:  __/s/ Andrew J. Sukawaty_______
                                               Authorized Officer


                                          EXECUTIVE:



                                          By:  ____/s/ Charles Levine_________